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                                                                   EXHIBIT(s)(1)


                                Power of Attorney


         KNOW ALL MEN BY THESE PRESENTS, that the person whose name appears below nominates, constitutes and appoints Robert L. Giles, Jr. his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all capacities, to make execute and sign the Registration Statement on Form N-2 ("Registration Statement") under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of KIEWIT INVESTMENT FUND LLLP (the "Fund") and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of units of limited partnership interest of the Fund, the Registration Statement and any and all amendments, whether pre-effective or post-effective, and supplements thereto, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorney, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned Director himself might or could do.

         IN WITNESS WHEREOF, the undersigned Director has hereunto set his hand this 24th day of May, 2005.


/s/ Ben E. Muraskin
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Ben E. Muraskin
Director